EXHIBIT 99.6

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2002 and 2001 and for

the Years Ended December 31, 2002, 2001 and 2000

REPORT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors and

Stockholder of SCG Malaysia Holdings Sdn. Bhd.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholder’s equity and cash flows present fairly, in all material respects, the financial position of SCG Malaysia Holdings Sdn. Bhd. and its subsidiaries (an indirect wholly-owned subsidiary of ON Semiconductor Corporation) at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has extensive transactions and relationships with ON Semiconductor Corporation and its affiliates. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona

February 5, 2003, except for

    the third paragraph of

    Note 10 for which the date is

    March 3, 2003

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED BALANCE SHEET

	December 31,		July 4,
	2002	2001	2003
			(unaudited)
	(In millions, except share data)
ASSETS
Cash and cash equivalents	$10.7	$1.4	$10.7
Receivables, net	—	0.6	—
Inventories, net	0.8	0.4	1.0
Other current assets	3.5	5.2	2.4
Due from affiliates	17.0	12.3	19.0
Income taxes receivable	10.4	7.1	8.7
Deferred income taxes	0.6	1.2	0.9

Total current assets	43.0	28.2	42.7
Property, plant and equipment, net	103.1	131.2	88.0

Total assets	$146.1	$159.4	$130.7

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable	$6.1	$17.4	$8.4
Accrued expenses	1.6	3.8	2.4

Total current liabilities	7.7	21.2	10.8
Other long-term liabilities	4.4	4.1	4.7
Notes payable to affiliate	89.4	89.4	77.4
Deferred income taxes	1.6	0.7	0.6

Total liabilities	103.1	115.4	93.5

Commitments and contingencies (See Note 10)	—	—	—

Common stock (200,000,000 authorized, 147,517,167 shares issued and outstanding)	38.8	38.8	38.8
Additional paid-in capital	11.9	10.0	12.9
Accumulated deficit	(7.7)	(4.8)	(14.5)

Total stockholder’s equity	43.0	44.0	37.2

Total liabilities and stockholder’s equity	$146.1	$159.4	$130.7

See accompanying notes to consolidated financial statements.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31,			Six Months Ended
				July 4, 2003	June 28, 2002
	2002	2001	2000
				(unaudited)	(unaudited)
	(In millions)
Sales to affiliates	$89.1	$99.1	$359.8	$46.2	$45.4
Cost of sales	78.7	86.6	330.9	41.6	37.6

Gross profit	10.4	12.5	28.9	4.6	7.8

Operating expenses:
General and administrative	8.0	8.8	10.3	4.1	4.0
Restructuring, asset impairments and other	(1.9)	9.4	—	4.2	(1.7)

Total operating expenses	6.1	18.2	10.3	8.3	2.3

Operating income (loss)	4.3	(5.7)	18.6	(3.7)	5.5
Interest expense, net	(8.2)	(8.4)	(10.3)	(3.9)	(4.1)

Income (loss) before income taxes	(3.9)	(14.1)	8.3	(7.6)	1.4
Income tax benefit	1.0	3.9	6.0	0.8	(1.9)

Net income (loss)	$(2.9)	$(10.2)	$14.3	$(6.8)	$(0.5)

See accompanying notes to consolidated financial statements.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock (Shares)	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
	(In millions, except share data)
Balance at December 31, 1999	147,517,167	$38.8	$1.8	$(8.9)	$31.7
Contributed services by Parent		—	5.4	—	5.4
Comprehensive income:
Net income		—	—	14.3	14.3

Comprehensive income				14.3	14.3

Balance at December 31, 2000	147,517,167	38.8	7.2	5.4	51.4
Contributed services by Parent		—	2.8	—	2.8
Comprehensive income (loss):
Net loss		—	—	(10.2)	(10.2)

Comprehensive loss				(10.2)	(10.2)

Balance at December 31, 2001	147,517,167	38.8	10.0	(4.8)	44.0
Contributed services by Parent		—	1.9	—	1.9
Comprehensive income (loss):
Net loss		—	—	(2.9)	(2.9)

Comprehensive loss				(2.9)	(2.9)

Balance at December 31, 2002	147,517,167	38.8	11.9	(7.7)	43.0
Contributed services by Parent (unaudited)		—	1.0		1.0
Comprehensive income (loss):
Net loss (unaudited)		—		(6.8)	(6.8)

Comprehensive loss (unaudited)				(6.8)	(6.8)

Balance at July 4, 2003 (unaudited)	147,517,167	$38.8	$12.9	$(14.5)	$37.2

See accompanying notes to consolidated financial statements.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,			Six Months Ended
				July 4, 2003	June 28, 2002
	2002	2001	2000
				(unaudited)	(unaudited)
	(In millions)
Cash flows from operating activities:
Net income (loss)	$(2.9)	$(10.2)	$14.3	$(6.8)	$(0.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31.9	32.7	28.9	15.1	15.3
Non-cash impairment of property, plant and equipment	—	0.9	—	4.2	—
Non-cash support costs provided by Parent	1.9	2.8	5.4	1.0	0.9
Deferred income taxes	1.5	(3.1)	(4.9)	(1.3)	1.6
Other	0.2	5.6	0.2	—	0.1
Changes in assets and liabilities:
Receivables	0.6	(0.4)	1.6	—	0.5
Inventories	(0.4)	4.0	24.6	(0.2)	(0.3)
Other assets	1.7	1.4	(4.7)	1.1	1.3
Due from affiliates	(0.7)	(13.6)	7.0	(2.0)	2.5
Accounts payable	(11.3)	3.0	3.4	2.3	(6.5)
Accrued expenses	(2.2)	0.4	1.1	0.8	(0.3)
Income taxes receivable	(3.3)	(3.0)	(4.1)	1.7	(0.6)
Other long-term liabilities	0.3	(1.0)	1.5	0.3	0.1

Net cash provided by operating activities	17.3	19.5	74.3	16.2	14.1

Cash flows from investing activities:
Purchases of property, plant and equipment	(8.1)	(47.4)	(49.5)	(4.2)	(5.5)
Proceeds from sales of property, plant and equipment	0.1	1.2	13.0	—	—

Net cash used in investing activities	(8.0)	(46.2)	(36.5)	(4.2)	(5.5)

Cash flows from financing activities:
Repayment of borrowings to affiliate	—	(25.0)	(22.2)	(12.0)	—

Net cash provided by (used in) financing activities	—	(25.0)	(22.2)	(12.0)	—

Net increase (decrease) in cash and cash equivalents	9.3	(51.7)	15.6	—	8.6
Cash and cash equivalents, beginning of period	1.4	53.1	37.5	10.7	1.4

Cash and cash equivalents, end of period	$10.7	$1.4	$53.1	$10.7	$10.0

See accompanying notes to consolidated financial statements.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:    Background and Basis of Presentation

SCG Malaysia Holdings Sdn. Bhd. (the “Company” or “SCG Malaysia”) is a wholly-owned subsidiary of Semiconductor Components Industries, LLC (“SCI LLC” or “Parent”), which is a wholly-owned subsidiary of ON Semiconductor Corporation (“ON Semiconductor”.) The Company and its wholly-owned subsidiary, SCG Industries Malaysia Sdn. Bhd., are located in Seremban, Malaysia and are primarily engaged in the manufacture of semiconductor products. Formerly known as the Semiconductor Components Group of the Semiconductor Products Sector of Motorola, Inc., ON Semiconductor was a wholly-owned subsidiary of Motorola Inc. (“Motorola”) prior to its August 4, 1999 recapitalization (the “Recapitalization”). ON Semiconductor continues to hold, through direct and indirect subsidiaries, substantially all the assets and operations of the Semiconductor Components Group of Motorola’s Semiconductor Products Sector. The Company was capitalized by the issuance of 147,517,167 shares of common stock to SCI LLC in connection with the Recapitalization.

On August 4, 1999, ON Semiconductor was recapitalized and certain related transactions were effected pursuant to an agreement among ON Semiconductor, the Company, Motorola and affiliates of Texas Pacific Group (“TPG”). As a result of the Recapitalization, an affiliate of TPG owned approximately 91% and Motorola owned approximately 9% of the outstanding common stock of ON Semiconductor. In addition, as part of these transactions, TPG received 1,500 shares and Motorola received 590 shares of ON Semiconductor’s mandatorily redeemable preferred stock with a liquidation value of $209 million plus accrued and unpaid dividends. Motorola also received a $91 million junior subordinated note issued by SCI LLC. Cash payments to Motorola in connection with the Recapitalization were financed through equity investments by affiliates of TPG totaling $337.5 million, borrowings totaling $740.5 million under SCI LLC’s $875 million senior bank facilities and the issuance of $400 million of 12% senior subordinated notes due August 2009. Because TPG’s affiliate did not acquire substantially all of ON Semiconductor’s common stock, the basis of ON Semiconductor’s assets and liabilities for financial reporting purposes was not impacted by the Recapitalization.

Prior to November 1, 2000, the Company produced a portion of its die requirements internally and purchased its remaining requirements from an affiliated company. The Company then converted such die into semiconductor products and then sold such products to an affiliated company. Effective November 1, 2000, the Company sold its existing inventories at a cost of $20.5 million, excluding wafers, to another affiliated company and now performs assembly and test manufacturing services for that affiliated company on a consignment basis.

SCI LLC incurs certain manufacturing and information technology support costs that directly benefit its various manufacturing affiliates including the Company. Although such costs are not recorded in the Company’s local statutory accounts and are not deductible for local tax purposes, they have been allocated to the Company and reflected in the accompanying consolidated financial statements as cost of sales with an offsetting capital contribution from SCI LLC. The allocations utilized in arriving at the amounts reflected in the accompanying consolidated financial statements are based on assumptions that management believes are reasonable in the circumstances; however, such allocations are not necessarily indicative of the costs that would have been incurred by the Company had it operated as a stand-alone entity.

The accompanying unaudited financial statements as of July 4, 2003 and for the six months ended June 28, 2002 and July 4, 2003, respectively, have been prepared in accordance with generally accepted accounting principles for interim financial information and on the same basis of presentation as the audited financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for financial statements. In the opinion of the Company’s management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

results for the interim periods. The footnote disclosures related to the interim financial information included herein are also unaudited.

Note 2:    Liquidity

During the six months ended July 4, 2003, ON Semiconductor incurred a net loss of $108.0 million, compared to a net loss of $81.8 million, for the six months ended June 28, 2002. ON Semiconductor’s net loss included restructuring, asset impairments and other charges of $34.6 million for the six months ended July 4, 2003 as compared to $10.2 million for the six months ended June 28, 2002. ON Semiconductor’s net loss for the first six months of 2003 also included a charge of $21.5 million relating to a change in accounting principle. Net cash provided by operating activities was $16.7 million in the six months ended July 4, 2003, as compared to net cash provided by operating activities of $12.5 million for the six months ended June 28, 2002.

At July 4, 2003, ON Semiconductor had $181.2 million in cash and cash equivalents, net working capital of $196.5 million, term or revolving debt of $1,441.6 million and a stockholders’ deficit of $750.7 million. ON Semiconductor’s long-term debt includes $520.7 million under its senior bank facilities; $292.0 million (net of discount) of its 13% second lien senior secured notes due 2008; $191.2 million (net of discount) of its 12% first lien senior secured notes due 2010; $260.0 million of its 12% senior subordinated notes due 2009; $133.4 million under a 10% junior subordinated note payable to Motorola due 2011; $23.4 million under a note payable to a Japanese bank due 2010; $20.0 million under a loan facility with a Chinese bank and $0.9 million under a capital lease obligation. ON Semiconductor was in compliance with all of the covenants contained in its various debt agreements as of July 4, 2003 and expects to remain in compliance over the next twelve months.

During the year ended December 31, 2002, ON Semiconductor incurred a net loss of $141.9 million compared to a net loss of $831.4 million in 2001 and net income of $71.1 million in 2000. ON Semiconductor’s net results included restructuring and other of $27.7 million, $150.4 million and $4.8 million in 2002, 2001 and 2000, respectively, as well as interest expense of $149.5 million, $139.6 million and $135.3 million, respectively. ON Semiconductor’s operating activities provided cash of $46.4 million in 2002 and $312.2 million in 2000 and used cash of $116.4 million in 2001.

At December 31, 2002, ON Semiconductor had $190.4 million in cash and cash equivalents, net working capital of $195.2 million, term or revolving debt of $1,423.2 million and a stockholders’ deficit of $662.1 million. ON Semiconductor’s long-term debt includes $701.6 million under its senior bank facilities; $291.4 million (net of discount) of its 12% senior secured notes due 2008; $260.0 million of its 12% senior subordinated notes due 2009; $126.9 million under a 10% junior subordinated note payable to Motorola due 2011; $20.0 million loan facility with a Chinese bank; and, $23.3 million under a note payable to a Japanese bank due 2010.

ON Semiconductor’s ability to service its long-term debt, to remain in compliance with the various covenants and restrictions contained in its credit agreements and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, its future operating performance as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control.

If ON Semiconductor fails to generate sufficient cash from operations, it may need to raise additional equity or borrow additional funds to achieve its longer term objectives. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable to ON Semiconductor. Although there can be no assurance, management believes that cash flow from operating activities coupled with existing

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

cash balances will be adequate to fund ON Semiconductor’s operating and capital needs as well as enable it to maintain compliance with its various debt agreements through December 31, 2003. To the extent that results or events differ from ON Semiconductor’s financial projections or business plans, the Company’s liquidity may be adversely impacted.

Note 3:    Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of valuation allowances relating to receivables and inventories; reserves for customer incentives, restructuring charges and pension obligations; and, the fair values of financial instruments (including derivative financial instruments). Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

Inventories consist of raw materials and are stated at the lower of standard cost (which approximates actual cost on a first-in, first-out basis), or market.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and are depreciated over useful lives of 30-40 years for buildings and 3-20 years for machinery and equipment using straight-line and accelerated methods. Expenditures for maintenance and repairs are charged to operations in the year in which the expense is incurred. When assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

The Company evaluates the recoverability of the carrying amount of its property, plant and equipment whenever events or changes in circumstances indicate that the related carrying amount of an asset may not be recoverable. Impairment is assessed when the undiscounted expected cash flows derived for an asset are less than its carrying amount. Impairment losses are measured as the amount by which the carrying value of an asset exceeds its fair value and are recognized in operating results. Judgment is used when applying these impairment rules to determine the timing of the impairment test, the undiscounted cash flows used to assess impairments and the fair value of an impaired asset. The dynamic economic environment in which the Company operates and the resulting assumptions used to estimate future cash flows impact the outcome of these impairment tests.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Revenue Recognition

Prior to November 1, 2000, the Company recognized revenue when semiconductor products were delivered to the affiliated company. These revenues included the cost of raw materials inventory purchased from third-parties and affiliates plus a markup based on an intercompany transfer pricing agreement. Effective November 1, 2000, the Company recognizes revenue when assembly and test services are completed on inventory consigned in from affiliates and the related products are delivered to the affiliated company. Revenues include the cost of wafers purchased from third-parties and the assembly and test services performed plus a markup based on an intercompany transfer pricing agreement.

Stock-Based Compensation

The Company accounts for employee stock options relating to the common stock of ON Semiconductor in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and provides the pro forma disclosures required by SFAS No. 123 “Accounting for Stock Based Compensation” (“SFAS No. 123”). The Company measures compensation expense relating to non-employee stock awards in accordance with SFAS No. 123.

Had the Company determined employee stock compensation expense in accordance with SFAS No. 123, the Company’s net income (loss) for the years ended December 31, 2002, 2001, and 2000 and the six months ended July 4, 2003 and June 28, 2002 would have been reduced (increased) to the pro forma amounts indicated below (in millions):

	Year Ended December 31,			Six Months Ended
				July 4, 2003	June 28, 2002
	2002	2001	2000
Net income (loss), as reported	$(2.9)	$(10.2)	$14.3	$(6.8)	$(0.5)
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(0.7)	(0.7)	(0.6)	(0.2)	(0.4)

Pro forma net income (loss)	$(3.6)	$(10.9)	$13.7	$(7.0)	$(0.9)

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of each option grant has been estimated at the date of grant while the fair value of the discount on the shares sold under the 2000 Employee Stock Purchase Plan has been estimated at the beginning of each of the respective offering periods, both using a Black-Scholes option-pricing model with the following weighted-average assumptions:

Employee Stock Options	2002	2001	2000	Six Months Ended
				July 4, 2003	June 28, 2002
Expected life (in years)	5	5	5	5	5
Risk-free interest rate	4.15%	4.81%	6.59%	3.03%	4.57%
Volatility	0.70	0.70	0.60	0.70	0.70

	2002	2001	2000	Six Months Ended
Employee Stock Purchase Plan				July 4, 2003	June 28, 2002
Expected life (in years)	0.25	0.25	0.33	0.25	0.25
Risk-free interest rate	1.71%	4.26%	6.20%	1.17%	1.76%
Volatility	0.70	0.70	0.60	0.70	0.70

The weighted-average estimated fair value of employee stock options granted during 2002, 2001 and 2000 was $1.98, $3.18 and $9.24 per share, respectively. The weighted-average estimated fair value of the discount on the shares sold under the 2000 Employee Stock Purchase Plan during 2002, 2001 and 2000 was $0.59, $1.09 and $3.87, respectively.

The weighted-average estimated fair value of employee stock options granted during the first six months of 2003 and 2002 was $0.76 and $1.99 per share, respectively. The weighted-average estimated fair value of the discount on the shares sold under the 2000 Employee Stock Purchase Plan during the first six months of 2003 and 2002 was $0.32 and $0.84 per share, respectively.

Income Taxes

Income taxes are accounted for using the asset and liability method and are determined on a separate return basis. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized.

Foreign Currencies

The Company utilizes the U.S. dollar as its functional currency. The net effects of gains and losses from foreign currency transactions and from the translation of foreign currency financial statements into U.S. dollars are included in current operations.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Related Party Transactions

The Company has extensive transactions and relationships with ON Semiconductor and its affiliates including intercompany pricing agreements and certain manufacturing and information technology support agreements. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

Defined Benefit Plans

The Company maintains pension plans covering certain of its employees. For financial reporting purposes, net periodic pension costs are calculated based upon a number of actuarial assumptions, including a discount rate for plan obligations, assumed rate of return on pension plan assets and assumed rate of compensation increase for plan employees. All of these assumptions are based upon management’s judgement, considering all known trends and uncertainties. Actual results that differ from these assumptions would impact the future expense recognition and cash funding requirements of our pension plans.

Reclassifications

Certain amounts have been reclassified to conform with the current year presentation.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” Under this standard, asset retirement obligations will be recognized when incurred at their estimated fair value. In addition, the cost of the asset retirement obligation will be capitalized as a part of the assets’ carrying valued and depreciated over the assets’ remaining useful life. The Company will be required to adopt SFAS No. 143 effective January 1, 2003. The Company does not expect the implementation of SFAS No. 143 to have a material effect on its results of operations.

The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” effective January 1, 2002. SFAS No. 144 requires that all long-lived assets (including discontinued operations) that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS No. 144 expands the scope of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company’s adoption of SFAS No. 144 did not impact its financial condition or results of operations.

In April 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145, “Rescission of FAS Nos. 4, 44, and 64, Amendment of FAS 13, and Technical Corrections as of April 2002”. SFAS No. 145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt”, and an amendment of that Statement, SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements” and excludes extraordinary item treatment for gains and losses associated with the extinguishment of debt that do not meet the Accounting Principles Board (“APB”) Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” criteria. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item shall be reclassified. SFAS No. 145 also amends FASB Statement No. 13, Accounting for Leases” and amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

describe their applicability under changed conditions. The Company is required to adopt SFAS No. 145 effective January 1, 2003. The Company’s adoption of SFAS 145 did not impact its financial condition or results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (“EITF”) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)”. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost as defined in EITF No. 94-3 was recognized at the date of an entity’s commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated by the Company after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment to FAS 123.” SFAS No. 148 provides alternative methods of transition for voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in annual and interim financial statements. The transition and annual disclosure requirements of SFAS No. 148 are effective for the Company’s fiscal year 2002. The interim disclosure requirements are effective for the first quarter of fiscal year 2003 and are included in Note 3, “Significant Accounting Policies.” The Company has no plans to change to the fair value based method of accounting for stock-based employee compensation.

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN No. 45 also expands the disclosures required to be made by a guarantor about its obligations under certain guarantees that it has issued. Initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified. The disclosure requirements are effective immediately. The Company’s adoption of FIN 45 did not impact its financial condition or results of operations.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created to acquired prior to February 1, 2003, the provisions of FIN 46 must be applied to the first interim or annual period beginning after June 15, 2003. The Company’s adoption of FIN 46 did not impact its financial condition or results of operations.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 4:    Property, Plant and Equipment

Property, plant and equipment consists of the following at December 31, 2002 and 2001 and July 4, 2003 (in millions):

	December 31,		July 4,
	2002	2001	2003
			(unaudited)
Property, plant and equipment, net:
Buildings	$46.6	$44.8	$46.8
Machinery and equipment	243.9	249.1	243.0

Total property, plant and equipment	290.5	293.9	289.8
Less: Accumulated depreciation	(187.4)	(162.7)	(201.8)

	$103.1	$131.2	$88.0

Depreciation expense totaled $31.9 million, $ 32.7 million and $28.9 million for the years ended December 31, 2002, 2001 and 2000, respectively.

Note 5:    Notes Payable to Affiliate

In conjunction with the Recapitalization, the Company entered into notes payable with an affiliate totaling $114.4 million. Borrowings under the notes payable bear interest at 9.3% (payable monthly) and are due July 31, 2011. As of December 31, 2002 and 2001, $89.4 million was outstanding under these notes payable. During the first six months of 2003 the Company prepaid $12.0 million of the note payable, resulting in $77.4 million outstanding at July 4, 2003.

Cash paid for interest was $8.7 million, $8.4 million and $9.1 million for the years ended December 31, 2002, 2001 and 2000, respectively.

Note 6:    Income Taxes

The income tax provision (benefit) is as follows (in millions):

	Year Ended December 31,
	2002	2001	2000
Current	$(2.6)	$(0.8)	$(1.2)
Deferred	1.6	(3.1)	(4.8)

	$(1.0)	$(3.9)	$(6.0)

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the Malaysia statutory income tax rate to the Company’s effective income tax is as follows:

	Year Ended December 31,
	2002	2001	2000
Malaysia statutory rate	(28.0)%	(28.0)%	28.0%
Increase (decrease) resulting from:
Reinvestment allowances	—	(9.6)	(123.4)
Non-deductible corporate expense allocation	—	3.0	18.2
Income taxes of prior years	(187.0)	0.4	(21.0)
Foreign currency remeasurement	72.7	6.7	20.7
Other	6.2	(0.2)	5.2

	(136.1)%	(27.7)%	(72.3)%

Deferred tax assets (liabilities) at December 31, 2002 and 2001 are as follows (in millions):

	Year Ended December 31,
	2002	2001
Reserves and accruals	$0.3	$0.2
Property, plant and equipment	(2.9)	(0.9)
Other	1.6	1.2

Net deferred tax asset (liability)	$(1.0)	$0.5

Cash paid for income taxes was $0.8 million, $2.2 million and $3.0 million for the years ended December 31, 2002, 2001 and 2000, respectively.

Note 7:    Employee Benefit Plans

The Company has a noncontributory pension plan that covers most employees. The benefit formula is dependent upon employee earnings and years of service. The Company’s policy is to fund the plan in accordance with the requirements and regulations of Malaysian labor laws. Benefits under the pension plan are valued using the projected unit credit method.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following is a summary of the status of the pension plan and the net periodic pension cost (dollars in millions):

	December 31,
	2002	2001
Assumptions used to value the Company’s pension obligations are as follows:
Rate of compensation increase	5.50%	5.50%
Discount rate	5.50%	5.50%
Change in Benefit Obligation:
Benefit obligation, beginning of period	$4.1	$5.1
Service cost	0.4	0.5
Interest cost	0.2	0.3
Curtailment gain	—	(0.4)
Actuarial loss	0.2	0.1
Benefits paid	(0.3)	(1.5)

Benefit obligation, end of period	$4.6	$4.1

Balances, end of period:
Pension benefit obligation	$(4.6)	$(4.1)
Fair value of plan assets	—	—

Funded status	(4.6)	(4.1)
Unrecognized net actuarial loss	0.2	—

Net liability recognized, end of period	$(4.4)	$(4.1)

	December 31,
	2002	2001	2000
Assumptions used to determine pension costs are as follows:
Discount rate	5.50%	7.00%	6.50%
Expected return on assets	5.50%	7.00%	6.50%
Rate of compensation increase	5.50%	7.00%	6.50%
Components of net periodic pension cost:
Service cost	$0.4	$0.5	$0.5
Interest cost	0.2	0.3	0.3
Curtailment gain	—	(0.3)	—

Net periodic pension cost	$0.6	$0.5	$0.8

In 2003, the Company changed its method of accounting for unrecognized net actuarial gains or losses relating to its defined benefit pension obligations. Historically, the Company amortized its net unrecognized actuarial gains or losses over the average remaining service lives of active plan participants, to the extent that such net gains or losses exceeded the greater of 10% of the related projected benefit obligation or plan assets. Effective January 1, 2003, the Company will no longer defer actuarial gains or losses but will recognize such gains and losses during the fourth quarter of each year, which is the period the Company’s annual pension plan actuarial valuations are prepared. Management believes that this change is to a preferable accounting method as actuarial gains or losses will be recognized currently in income rather than being deferred. This change did not have a material impact on the Company.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 8:    Foreign Currency Exchange Contracts

The Company’s foreign currency exposures are included in ON Semiconductor’s worldwide foreign currency exposure management program. ON Semiconductor aggregates the forecasted foreign currency exposures for each of its subsidiaries on a monthly basis and enters into forward currency contracts in order to reduce its overall exposure to the effects of currency fluctuations on its results of operations and cash flows. Prior to January 1, 2001, the Company entered into its own foreign currency contracts. The Company’s net foreign currency transaction losses included in the accompanying consolidated statement of operations for the years ended December 31, 2002, 2001 and 2000 are $0.0 million, $0.2 million and $0.6 million, respectively. The following schedule shows the notional amounts of net foreign exchange positions in U.S. dollars as of December 31, 2000 (in millions):

2000 Buy (Sell)
Japanese Yen	$2.3
Malaysian Ringgit	19.4
Euro	1.8
Other	2.0

$25.5

Note 9:    Fair Value of Financial Instruments

The Company uses the following methods to estimate the fair values of its financial instruments:

Cash and Cash Equivalents

The carrying amount approximates fair value due to the short-term maturities of such instruments.

Notes Payable to Affiliates

Due to the related party nature of the notes payable to affiliates, it was not practicable to estimate their fair values due to the inability to obtain quoted market prices or determine current market rate for similar instruments. At December 31, 2002 and 2001, the carrying value of the notes payable to affiliates was $89.4 million respectively.

Note 10:    Commitments and Contingencies

Legal Matters

ON Semiconductor is currently involved in a variety of legal matters that arose in the normal course of business. Based on information currently available, management does not believe that the ultimate resolution of these matters will have a material adverse effect on ON Semiconductor’s financial condition, results of operations or cash flows.

Common Stock Collateral Pledge

On May 6, 2002, ON Semiconductor and SCI LLC (collectively, the “Issuers”) issued $300 million principal amount of second lien notes in a private offering that was exempt from registration requirements of the

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Federal Securities laws. The notes are jointly and severally, fully and unconditionally guaranteed on a senior basis by ON Semiconductor’s domestic restricted subsidiaries that are guarantors under its senior subordinated notes. In addition, the notes and guarantees are secured on a second priority basis by the capital stock or other equity interests of ON Semiconductor’s domestic subsidiaries, 65% of the capital stock or other equity interests of its foreign subsidiaries, which includes the Company and certain of its affiliates, and substantially all other assets, in each case that are held by ON Semiconductor or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

On March 3, 2003, the Issuers issued $200.0 million principal amount of first-lien senior secured notes due 2010 (the “First-Lien Notes”) in a private offering that was exempt from registration requirements of the Federal Securities laws. The obligations under the First-Lien Notes are fully and unconditionally guaranteed on a joint and several basis by each of the domestic subsidiaries of ON Semiconductor Corporation (other than SCI LLC). The First-Lien Notes and guarantees are secured on a first-priority basis by the capital stock or other equity interests of ON Semiconductor’s domestic subsidiaries, 65% of the capital stock or other equity interests of its foreign subsidiaries, which includes the Company and certain of its affiliates, and substantially all other assets, in each case that are held by ON Semiconductor or any of the guarantors, but only to the extent that obligations under its senior bank facilities are secured by a first-priority lien thereon.

Note 11:    Restructuring and Asset Impairments

The activity related to the Company’s restructuring and asset impairments is as follows (in millions):

	Reserve Balance at 12/31/2000	2001 Charges	2001 Usage	Reserve Balance at 12/31/2001	2002 Charges	2002 Usage	2002 Reserves Released	Reserve Balance at 12/31/2002
	$—	$—	$—	$—	$—	$—	$—	$—
June 2001
Cash employee separation charges	—	4.4	(2.7)	1.7	—	—	(1.7)	—
Cash exit costs	—	0.6	—	0.6	—	(0.4)	(0.2)	—
Non-cash fixed asset write-offs	—	0.9	(0.9)	—	—	—	—	—

June 2001 Restructuring reserve balance	—			2.3				—

March 2001
Cash employee separation charges	—	3.5	(3.5)	—	—	—	—	—

March 2001 Restructuring reserve balance	—			—				—

	$—	$9.4	$(7.1)	$2.3	$—	$(0.4)	$(1.9)	$—

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table reconciles the restructuring, asset impairments and other activity to the “Restructuring, asset impairments and other” caption on the statement of operations for the six months ended July 4, 2003 and June 28, 2002 (in millions):

Six Months Ended July 4, 2003
2003 asset impairments	$4.2

Restructuring, asset impairments and other	$4.2

Six Months Ended June 28, 2002
Reserves released during the period	$(1.7)

Restructuring, asset impairments and other	$(1.7)

June 2003 Restructuring and Asset Impairments

In the first six months of 2003, the Company recorded a non-cash asset impairment charge totaling $4.2 million. The charge included $3.3 million associated with the assembly and test production line which was written down to fair value based on its future discounted cash flows. Additionally, the Company identified certain machinery and equipment that would no longer be utilized and recorded a charge of $0.9 million to write-down the remaining carrying value of these assets to their net realizable value.

June 2001 Restructuring and Asset Impairments

In June 2001, the Company recorded charges totaling $5.9 million for costs associated with its restructuring programs. These programs were in response to rapidly changing economic circumstances requiring the Company to rationalize its manufacturing operations to meet declining customer demand. The programs included the transfer of certain manufacturing operations at the Company’s facility to other ON Semiconductor-owned facilities or to third party contractors by December 2001. The charge included $4.4 million to cover employee separation costs associated with the termination of approximately 700 employees. All impacted employees had been terminated and the Company released the remaining $1.7 million reserve to income during the second quarter of 2002.

The planned discontinuation of certain manufacturing activities triggered an impairment analysis to the carrying value of the related assets and resulted in the Company recording asset impairment charges totaling $0.9 million. This charge included $0.9 million related to the Seremban assembly and test facility. The Company measured the amount of each asset impairment by comparing the carrying value of the respective assets to the related estimated fair value. The Company estimated future net cash flows for the period of continuing manufacturing activities for each group of assets using price, volume, cost, capital and salvage value assumptions that management considered to be reasonable in the circumstances. The impairment charges were recorded for the amount by which the carrying value of the respective assets exceeded their estimated fair value. The related assets have been sold to third parties at amounts that approximated their estimated fair values or were transferred to other manufacturing facilities at their previously existing carrying values.

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The June 2001 charge also included $0.6 million to cover certain exit costs relating facility closure. All facility closure activities had been completed and the Company released the remaining $0.2 million reserve to income during the third quarter of 2002.

March 2001 Restructuring

In March 2001, the Company recorded charges totaling $3.5 million for costs associated with its restructuring programs. The charges of $3.5 million cover employee separation costs associated with the termination of approximately 350 employees. The employee separation costs reflected further reductions in manufacturing, general and administrative staffing levels in Malaysia. All impacted employees have been terminated under this restructuring program.

Note 12:    Stock Options

Certain employees of the Company participate in ON Semiconductor stock option plans.

Generally, the options granted under these plans vest over a period of four years. Upon the termination of an option holder’s employment, all unvested options will immediately terminate and vested options will generally remain exercisable for a period of 90 days after date of termination (one year in the case of death or disability).

Information with respect to the activity of the stock option plans as it relates to the employees of the Company is as follows (in millions, except per share data):

	2002		2001		2000
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of year	0.6	$6.94	0.5	$8.00	0.3	1.50
Grants	0.2	3.24	0.2	5.14	0.2	15.96
Exercises	—	—	—	—	—	—
Cancellations	(0.1)	5.38	(0.1)	12.08	—	—

Outstanding at end of year	0.7	$6.12	0.6	$6.94	0.5	$8.00

Exercisable at end of year	0.3	$8.17	0.1	$1.57	0.1	$1.50

Weighted average fair value of options granted during the period		$1.98		$3.18		$9.24

SCG MALAYSIA HOLDINGS SDN. BHD.

(An Indirect Wholly-Owned Subsidiary of ON Semiconductor Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following tables summarize options outstanding and options exercisable at December 31, 2002:

	Outstanding Options
Range of Exercise Prices	Number Shares	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price
$1.45–$3.86	0.4	7.93	$2.50
$5.95–$6.95	0.1	8.16	6.14
$13.06–$16.00	0.2	7.32	15.99

Totals	0.7		$6.12

	Exercisable Options
Range of Exercise Prices	Number Shares	Weighted Average Contractual Life (in years)	Weighted Average Exercise Price
$1.45–$3.86	0.2	6.89	$1.68
$13.06–$16.00	0.1	7.32	16.00

Totals	0.3		$8.17

These options will expire if not exercised at specific dates through July 2012.

Eligible employees also participate in ON Semiconductor’s 2000 Employee Stock Purchase Plan. Subject to local legal requirements, each of the Company’s full-time employees has the right to elect to have up to 10% of their payroll applied towards the purchase of shares of ON Semiconductor common stock at a price equal to 85% of the fair market value of such shares as determined under the plan. During each quarterly offering period, employees may not purchase stock exceeding the lesser of (i) 500 shares, or (ii) the number of shares equal to $6,250 divided by the fair market value of the stock on the first day of the offering period. During 2002, and 2001, employees purchased approximately 185,000 and 89,000 shares under the plan.